SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                         April 17, 1998 (April 9, 1998)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


          Delaware                         1-10308                    06-0918165
 (State or other jurisdiction       (Commission File No.)       (I.R.S. Employer
of incorporation or organization)                         Identification Number)

        6 Sylvan Way
    Parsippany, New Jersey                                                 07054
(Address of principal executive office)                               (Zip Code)





                                 (973) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)










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Item 5.   Other

Restatement of Earnings. On April 15, 1998, Cendant Corporation (the "Company") announced that in the course of transferring responsibility for the Company's accounting functions from former CUC International Inc. personnel to former HFS Incorporated accounting personnel and preparing for the reporting of first quarter 1998 results, it has discovered potential accounting irregularities in certain former CUC business units which are part of the Company's Alliance Marketing division (formerly the Membership segment). Accordingly, the Company expects to restate annual and quarterly net income and earnings per share for 1997 and may restate certain other previous periods related to the former CUC businesses.

Based on presently available information, the effect on 1997 results is expected to be a reduction to net income prior to restructuring and unusual charges of approximately $100 to $115 million and earnings per share by about 11 to 13 cents, respectively. In 1997, the Company had previously reported net income prior to restructuring and unusual charges of $872 million and earnings per share of $1.00.

The potential accounting irregularities are limited to certain former CUC businesses, which accounted for less than one third of the Company's net income in 1997. All of the Company's current businesses continue to perform strongly and the Company's anticipated percentage growth of earnings per share in 1998 over restated 1997 appear achievable. The Company expects to meet or exceed the currently forecasted Wall Street consensus estimate of 25 cents per share for the quarter of 1998. However, since 1997 earnings per share will be reduced by about 11 to 13 cents, the Company anticipates that 1998 full-year earnings expectations will be reduced from current levels by approximately the same amount.

Resignations. On April 9, 1998, the Company announced that Kirk Shelton, one of six vice chairmen of the Company, Amy N. Lipton, executive vice president and deputy general counsel and Cosmo Corigliano, executive vice president, will resign from the Company to pursue other interests.

Termination of Executive. On April 17, 1998, the Company terminated the employment of Cosmo Corigliano, executive vice president of the Company.

The Company further announced that John Fullmer, Cendant's executive vice president and chief marketing officer, Tony Menchaca, president of the Company's Comp-U-Card Division, have been named co-chairman and co-chief executives of the Company's newly named Alliance Marketing Division and will succeed Mr. Shelton. In addition, John W. Chidsey, currently executive vice president of business development, has been named president and chief operating officer of this division. These changes have been initiated and jointly endorsed by Walter A. Forbes, Chairman and Henry R. Silverman, President and CEO to ensure the stable management base which is currently functioning well.

The information set forth in the press releases attached hereto as Exhibits 99.1, 99.2 and 99.3 are incorporated herein by reference in their entirety.

Item 7.   Exhibits

Exhibit
   No.    Description

99.1 Press Release: Cendant Confirms Report that Shelton, Lipton and Corigliano to Resign, dated April 9, 1998.

99.2      Press Release: Cendant Corporation to Restate Earnings, dated April
          15, 1998.

99.3      Press Release: Cendant Terminated Executive, dated April 17, 1998.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CENDANT CORPORATION



                                     By:  /s/     James E.  Buckman
                                          James E.  Buckman
                                          Senior Executive Vice President
                                          and General Counsel


Date: April 17, 1998

                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                   Report Dated April 17, 1998 (April 9, 1998)


                                  EXHIBIT INDEX


Exhibit No.       Description

99.1 Press Release: Cendant Confirms Report that Shelton, Lipton and Corigliano to Resign, dated April 9, 1998.

99.2              Press Release: Cendant Corporation to Restate Earnings, dated
                  April 15, 1998.

99.3              Press Release: Cendant Terminated Executive, dated April 17,
                  1998.